UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

IMARX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-33043	86-0974730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 East River Road, Suite 200, Tucson, AZ	85718-5893
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 770-1259

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2008, ImaRx Therapeutics, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter indicating that for the last 30 consecutive business days, the bid price of its common stock has closed below $1.00 per share. As a result, the Company fails to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4).

In accordance with Marketplace Rule 4310(c)(8)(D), the Company has been provided 180 calendar days, or until October 8, 2008, to regain compliance. The Company will achieve compliance, if before October 8, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. If the Company does not regain compliance by October 8, 2008, but can demonstrate as of that date that the Company meets the criteria for initial listing set forth in Marketplace Rule 4310(c) (other than the bid price requirement) and its application is approved, the Company will have an additional 180 days to regain compliance.

On April 11, 2008, the Company issued a press release announcing the receipt of the Nasdaq letter. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by ImaRx Therapeutics, Inc. on April 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2008

IMARX THERAPEUTICS, INC.

/s/ KEVIN ONTIVEROS
By: Kevin Ontiveros
Vice President, Legal Affairs,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by ImaRx Therapeutics, Inc. on April 11, 2008.

4